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                                     AMENDMENT V
                     TO AAR CORP. EMPLOYEES' PROFIT SHARING PLAN


     WHEREAS, AAR CORP. (the "Company") adopted the amended and restated AAR CORP. Employees' Profit Sharing Plan, effective June 1, 1989 (the "Plan"); and

     WHEREAS, pursuant to Article XIV of the Plan, the Company has reserved the right to further amend the Plan and now deems it appropriate to further amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended, effective August 1, 1997, as follows:

     1.     The following Article XVIII is added to the Plan to read as follows:

                                    ARTICLE XVIII
                     PROVISIONS RELATING TO EXTENSION OF PLAN TO
                      AAR CADILLAC MANUFACTURING UNION EMPLOYEES

18.1 EXTENSION OF PLAN TO AAR CADILLAC MANUFACTURING UNION EMPLOYEES.

     Individuals who are employed by AAR Cadillac Manufacturing, a division of AAR Manufacturing Group, Inc. (a subsidiary of the Company), who are represented by the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, and its Local No. 1433 ("Union") (hereinafter referred to as "Cadillac Union Employees") will be eligible to participate in this Plan on or after August 1, 1997, subject to the conditions set forth in
Section 18.2.

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18.2 PARTICIPATION.

     Each Cadillac Union Employee who is a member of the Union on August 1, 1997, and who would have qualified as an Eligible Employee under the Plan on August 1, 1997 if he would have been considered an Employee for the purpose of the Plan prior to August 1, 1997, shall become an Eligible Employee in the Plan on August 1, 1997, and shall thereafter be entitled to become a Participant pursuant to the provisions of Section 2.2 of this Plan. Each Cadillac Union Employee not described in the preceding sentence shall become an Eligible Employee under this Plan on the date after August 1, 1997 that he first satisfies the applicable eligibility requirements under Section 2.1 of this Plan, and shall thereafter be entitled to become a Participant pursuant to the provisions of Section 2.2 of this Plan.

18.3 CONTRIBUTIONS.

     No Cadillac Union Employee shall be entitled to an allocation of Company Contributions or Profit Sharing Contributions described in Article IV of this Plan.

18.4 ADMINISTRATION.

     Except as otherwise provided by the preceding provisions of this Article XVIII, the applicable provision of this Plan shall apply to the participation of Cadillac Union Employees in the Plan, and to the administration, investment and distribution of their Accounts.


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     IN WITNESS WHEREOF, this Amendment V has been executed this 10th day of
October, 1997.


                                        AAR CORP.


                                        By /s/ Howard A. Pulsifer
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                                          Howard A. Pulsifer, Vice President


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